UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 10, 2026
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37603	30-1341024
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ____
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2026, BioRestorative Therapies, Inc. (the “Company”) entered into a Revolving Loan Agreement (the “Revolving Loan Agreement”) with Bowery Group LLC (the “Lender”).  Pursuant to the Revolving Loan Agreement, the Company may, from time to time and at its sole discretion, request loans (each, a “Loan” and collectively, “Loans”) from the Lender in an aggregate principal amount of up to $1,000,000.  Amounts borrowed under the Revolving Loan Agreement shall be evidenced by a revolving promissory note (the “Revolving Promissory Note”). Proceeds from the Revolving Loan Agreement may be used for general corporate purposes. Terms used but not defined in this Current Report on Form 8-K shall have the same meanings assigned to them in the Revolving Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Revolving Promissory Note will bear interest at the rate of 12% per annum.  The Revolving Loan Agreement contains customary events of default. If an Event of Default has occurred and is continuing, the outstanding principal balance of all outstanding Loans at such time, plus all accrued and unpaid interest at such time, plus interest at the default rate of 16% per annum on the outstanding principal balance of all outstanding Loans from the date an Event of Default occurred and is continuing, plus all other amounts, costs and expenses actually incurred by the Lender under the Revolving Loan Agreement shall become due and payable.

The Revolving Loan Agreement provides that, on the first anniversary of the closing of a Loan (the “Maturity Date”), the entire outstanding principal balance of the outstanding Loan at such time, plus all accrued and unpaid interest at such time, plus all other amounts, costs and expenses actually incurred by the Lender under the Revolving Loan Agreement shall become due and payable. All outstanding Loans: (i) shall be payable in full on the Maturity Date or may be prepaid, in whole or in part, to the Lender prior to the Maturity Date, and (ii) may thereafter be borrowed or reborrowed, subject to the terms of the Revolving Loan Agreement. All payments of principal of any Loan shall be accompanied by the payment in full of all accrued and unpaid interest thereon. No Loans may be requested or made on any date that is after the tenth business day preceding the Maturity Date.

Reference is made to Item 5.02 hereof with regard to the resignation of certain directors of the Company pursuant to the Revolving Loan Agreement and the appointment of certain new directors designated by the Lender.

The foregoing descriptions of the Revolving Loan Agreement and the form of Revolving Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full texts of the Revolving Loan Agreement and the form of Revolving Promissory Note filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Effective June 11, 2026, pursuant to the Revolving Loan Agreement, Francisco Silva, Nickolay Kukekov and Patrick F. Williams resigned as directors of the Company.

(d)
On June 12, 2026, pursuant to the Revolving Loan Agreement, the remaining members of the Company’s Board of Directors (the “Board”) appointed Mika Grasso, Katharyn Field and Jatinder Dhaliwal (collectively, the “New Directors”), designees of the Lender, as directors of the Company.  Mr. Grasso was appointed as a Class II director whose term will expire at the Company’s annual meeting of stockholders in 2028.  He has been appointed as Chair of the Audit Committee and a member of the Compensation Committee.  Ms. Field was appointed as a Class I director whose term will expire at the Company’s annual meeting of stockholders in 2027.  She has been appointed as Chair of the Nominating Committee.  Mr. Dhaliwal was appointed as a Class III director whose term will expire at the Company’s annual meeting of stockholders in 2026. He has been appointed a member of the Audit Committee, Compensation Committee and Nominating Committee.  The Board has determined that each of Mr. Grasso, Ms. Field and Mr. Dhaliwal is “independent” in accordance with the listing standards of the Nasdaq Stock Market and that Mr. Grasso qualifies as an “audit committee financial expert”, as that term is defined in Item 407(d)(5) of Regulation S-K.
Mika Grasso, age 28, is an Investment Director at a family office, where he oversees the firm's direct investment and co-investment activities, driving portfolio construction and capital deployment across private markets. Prior to serving as an Investment Director, Mr. Grasso served as a Finance Associate for Zions Capital Markets from November 2023 until March 2025, as an Investment Banking Associate at Paulson Investment Company from February 2022 until November 2023, as an Analyst at Goldman Sachs from August 2021 to February 2022, and as an Analyst on the Real Assets Team at Power Systems Management from May 2020 to August 2021. Mr. Grasso previously served as a director of Nuwellis, Inc. (Nasdaq:NUWE) from January 2026 to March 2026.  Mr. Grasso received his M.S. in Finance with a concentration in Investment Management and his B.S. in Business Administration both from the University of Colorado Boulder, Leeds School of Business.
Katharyn Field, age 43, is the Chief Executive Officer of iSpecimen Inc. (Nasdaq: ISPC), where she oversees performance improvement and the redevelopment of the proprietary software platform. Prior to serving as Chief Executive Officer, she served as President, Chairman, and as an independent director of iSpecimen Inc. She has served as a director of LogProstyle (Nasdaq: LGPS) since September 2024, and as an Executive Director of Akanda Corporation (Nasdaq: AKAN) since June 2022. She previously served as a director of Nuwellis, Inc. (Nasdaq:NUWE) from January 2026 to March 2026, Virpax Pharmaceuticals Inc. (OTCPK: VPRX) from July 2024 to April 2025, and Aerwins Technologies Inc. (OTCPK: AWIN) from May 2023 to May 2024. Ms. Field previously served in various roles at Halo Collective Inc. (OTCQX: HCANF), including as Chief Executive Officer and Chairman from 2022 to 2025, as President from 2020 to 2022, and as Chief Strategy Officer from 2019 to 2020, and also served as Executive Vice President, Corporate Development for MariMed Inc. (OTCMKTS: MRMD) from 2018 to 2019. Ms. Field received her MBA with a concentration in Strategy and Economics from Columbia Business School and a B.A. in Public Policy, with a Minor in Art History, from Stanford University.
Jatinder Dhaliwal, age 38, is a registered pharmacist who has served as chief executive officer and director of multiple publicly traded companies listed on Canadian (CSE, TSX) and U.S. (Nasdaq) exchanges. Since June 2022, Mr. Dhaliwal has served as a director, and as chairman of the board, of Akanda Corp. (Nasdaq: AKAN). He has served as Chief Executive Officer and a director of Binovi Technologies Corp. since January 2022, as Chief Executive Officer and a director of Global Health Clinics Ltd. since March 2019 and as Chief Executive Officer and a director of Virpax Pharmaceuticals, Inc. (OTCPK: VPRX) since July 2024.  Mr. Dhaliwal served as Chief Executive Officer and director of Kiaro Holdings Corp. from July 2022 until May 2023. Previously, he served as Chief Executive Officer and a director of EGF Theramed Health Corp. from January 2020 to August 2022, as a director of Makara Mining from August 2021 until September 2022, as a director of LQR House Inc. (Nasdaq: LQR) from August 2023 until October 2024, and as a director of Intact Gold Corp. from August 2019 until June 2020. Mr. Dhaliwal holds a Bachelor of Pharmacy from the University of British Columbia and a Bachelor of Science in Biology from the University of Victoria.
Each of the New Directors will be entitled to receive the standard compensation available to the Company’s current non-employee directors.

There are no family relationships between any of the New Directors and any of the Company’s directors or executive officers. None of the New Directors have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Except as provided for in the Revolving Loan Agreement, there were no arrangements or understandings by which any of the New Directors was appointed as a member of the Board of Directors.

Following the appointment of the New Directors, Lance Alstodt will remain as Chairman of the Board of the Company and David Rosa will continue to serve as a director of the Company.  Mr. Rosa has been appointed as Chair of the Compensation Committee and will continue to serve as a member of the Audit Committee and Nominating Committee.

Reference is made to the Revolving Loan Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference for certain circumstances under which the New Directors will be deemed to have resigned as directors.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits.

Number	Description

10.1	Revolving Loan Agreement, dated June 10, 2026, between BioRestorative Therapies, Inc. and Bowery Group LLC
10.2	Form of Revolving Promissory Note between BioRestorative Therapies, Inc. and Bowery Group LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2026	BIORESTORATIVE THERAPIES, INC.

By:/s/ Robet Kristal
Robert Kristal
Chief Financial Officer